                                                                       EXHIBIT 6



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated March 5, 2001, with respect to the financial statements of American General Life Insurance Company Separate Account VL-R - AG Legacy Plus, and of our report dated February 5, 2001, with respect to the financial statements of American General Life Insurance Company included in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, Nos. 333-89897 and 811-08561) of American General Life Insurance Company Separate Account VL-R.


                                         /s/  ERNST & YOUNG LLP
                                         ----------------------
                                         ERNST & YOUNG LLP



Houston, Texas
April 9, 2001